Exhibit 99.1

Part I. Financial Information

Item 1. Financial Statements

HIPPO HOLDINGS INC.

Consolidated Balance Sheets

(In millions, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $56.9 million and $55.9 million, respectively)	$56.6	$56.0

Total investments	56.6	56.0
Cash and cash equivalents	364.1	452.3
Restricted cash	46.1	40.1
Accounts receivable, net of allowance of $0.4 million and $0.5 million, respectively	54.0	37.1
Reinsurance recoverable on paid and unpaid losses and LAE	242.8	134.1
Prepaid reinsurance premiums	195.3	129.4
Ceding commissions receivable	34.2	21.3
Deferred policy acquisition costs	—	1.9
Capitalized internal use software	18.7	14.7
Goodwill	48.2	47.8
Intangible assets	34.6	33.9
Other assets	27.2	10.8

Total assets	$1,121.8	$979.4

Liabilities, convertible preferred stock, and stockholders’ deficit
Liabilities:
Loss and loss adjustment expense reserve	$195.2	$105.1
Unearned premiums	216.5	150.3
Reinsurance premiums payable	137.0	86.1
Provision for commission	13.0	28.2
Fiduciary liabilities	28.2	17.5
Convertible promissory notes	299.0	273.0
Derivative liability on notes	162.6	113.3
Contingent consideration liability	11.6	12.0
Preferred stock warrant liabilities	137.5	22.9
Accrued expenses and other liabilities	46.0	25.7

Total liabilities	1,246.6	834.1
Commitments and contingencies (Note 10)
Convertible preferred stock:
Preferred stock, $0.000001 par value per share; 46,479,310 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 43,985,178 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; Liquidation preferences of $359.4 million as of June 30, 2021 and December 31, 2020, respectively	344.8	344.8
Stockholder’s deficit
Common stock, $0.000001 par value per share; 83,830,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 14,200,750 and 13,307,826 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	65.8	56.9
Accumulated other comprehensive (loss) income	(0.3)	0.1
Accumulated deficit	(536.4)	(256.6)

Total Hippo stockholders’ deficit	(470.9)	(199.6)
Noncontrolling interest	1.3	0.1

Total stockholders’ deficit	(469.6)	(199.5)

Total liabilities, convertible preferred stock, and stockholder’s deficit	$1,121.8	$979.4

See Notes to the Consolidated Financial Statements

HIPPO HOLDINGS INC.

Consolidated Statements of Operations and Comprehensive Loss

(In millions, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Net earned premium	$10.2	$2.5	$19.0	$4.0
Commission income, net	6.5	8.4	11.6	15.5
Service and fee income	4.1	0.8	7.1	2.1
Net investment income	0.1	0.2	0.2	0.6

Total revenue	20.9	11.9	37.9	22.2
Expenses:
Losses and loss adjustment expenses	21.4	3.3	38.7	5.2
Insurance related expenses	8.5	4.1	16.0	8.0
Technology and development	7.5	3.7	14.5	7.3
Sales and marketing	22.2	17.3	46.9	35.3
General and administrative	8.8	5.5	17.1	11.1
Interest and other expense	36.0	2.9	183.1	4.0

Total expenses	104.4	36.8	316.3	70.9

Loss before income taxes	(83.5)	(24.9)	(278.4)	(48.7)
Income taxes (benefit) expense	0.2	—	0.3	—

Net loss	(83.7)	(24.9)	(278.7)	(48.7)

Net income (loss) attributable to noncontrolling interests, net of tax	0.8	(0.1)	1.1	—

Net loss attributable to Hippo	$(84.5)	$(24.8)	$(279.8)	$(48.7)

Other comprehensive income:
Change in net unrealized gain or loss on investments, net of tax	0.3	(0.2)	(0.3)	—

Comprehensive loss attributable to Hippo	$(84.2)	$(25.0)	$(280.1)	$(48.7)

Per share data:
Net loss attributable to Hippo - basic and diluted	$(84.5)	$(24.8)	$(279.8)	$(48.7)

Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted	14,134,399	12,360,596	13,968,160	12,236,471

Net loss per share attributable to Hippo - basic and diluted	$(5.98)	$(2.01)	$(20.03)	$(3.98)

See Notes to the Consolidated Financial Statements

HIPPO HOLDINGS INC.

Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Deficit

(In millions, except share data)

(Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Hippo Stockholders’	Non controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit	Interests	Deficit
Balance at January 1, 2021	43,985,178	$344.8	13,307,826	$—	$56.9	$0.1	$(256.6)	$(199.6)	$0.1	$(199.5)
Net income (loss)	—	—	—	—	—	—	(195.2)	(195.2)	0.3	(194.9)
Other comprehensive income	—	—	—	—	—	(0.6)	—	(0.6)	—	(0.6)
Issuance of common stock upon exercise of stock options	—	—	662,101	—	1.9	—	—	1.9	—	1.9
Vesting of early exercised stock options	—	—	24,689	—	0.2	—	—	0.2	—	0.2
Repurchase of common stock	—	—	(3,125)	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	2.9	—	—	2.9	—	2.9
Other	—	—	—	—	—	—	(0.1)	(0.1)	0.1	—

Balance at April 1, 2021	43,985,178	$344.8	13,991,491	$—	$61.9	$(0.5)	$(451.9)	$(390.5)	$0.5	$(390.0)
Net income (loss)	—	—	—	—	—	—	(84.5)	(84.5)	0.8	(83.7)
Other comprehensive loss	—	—	—	—	—	0.2	—	0.2	—	0.2
Issuance of common stock upon exercise of stock options	—	—	184,573	—	0.6	—	—	0.6	—	0.6
Vesting of early exercised stock options	—	—	24,686	—	0.2	—	—	0.2	—	0.2
Share-based compensation expense	—	—	—	—	3.1	—	—	3.1	—	3.1
Other	—	—	—	—	—	—	—	—	—	—

Balance at June 30, 2021	43,985,178	344.8	14,200,750	—	65.8	(0.3)	(536.4)	(470.9)	1.3	$(469.6)

Balance at January 1, 2020	36,035,688	$190.3	12,069,742	$—	$36.7	$0.1	$(115.1)	$(78.3)	$—	$(78.3)
Net income (loss)	—	—	—	—	—	—	(23.9)	(23.9)	—	(23.9)
Other comprehensive income	—	—	—	—	—	0.2	—	0.2	—	0.2
Issuance of Series D preferred stock, net of issuance costs	321,415	4.9	—	—	—	—	—	—	—	—
Issuance of common stock upon exercise of stock options	—	—	82,697	—	0.1	—	—	0.1	—	0.1
Vesting of early exercised stock options	—	—	38,694	—	—	—	—	—	—	—
Vesting of restricted stock awards	—	—	10,557	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	1.0	—	—	1.0	—	1.0
Other	—	—	—	—	—	—	—	—	0.1	0.1

Balance at March 31, 2020	36,357,103	$195.2	12,201,690	$—	$37.8	$0.3	$(139.0)	$(100.9)	$0.1	$(100.8)
Net income (loss)	—	—	—	—	—	—	(24.8)	(24.8)	(0.1)	(24.9)
Other comprehensive loss	—	—	—	—	—	(0.2)	—	(0.2)	—	(0.2)
Issuance of common stock upon exercise of stock options	—	—	258,673	—	0.5	—	—	0.5	—	0.5
Vesting of restricted stock awards	—	—	5,000	—	—	—	—	—	—	—
Share-based compensation expense	—	—	—	—	1.0	—	—	1.0	—	1.0

Balance at June 30, 2020	36,357,103	195.2	12,465,363	—	39.3	0.1	(163.8)	(124.4)	—	$(124.4)

See Notes to the Consolidated Financial Statements

HIPPO HOLDINGS INC.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30, 2021
	2021	2020
Cash flows from operating activities:
Net loss	$(278.7)	$(48.7)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5.0	3.0
Share–based compensation expense	5.3	1.8
Change in fair value of preferred stock warrant liabilities	114.6	4.1
Change in fair value of contingent consideration liability	1.3	—
Change in fair value of derivative liability on notes	46.5	—
Amortization of debt discount	17.1	—
Non-cash service expense	7.0	—
Other	5.4	0.3
Changes in assets and liabilities:
Accounts receivable, net	(17.0)	(3.8)
Reinsurance recoverable on paid and unpaid losses and LAE	(108.7)	—
Deferred policy acquisition costs	1.9	(1.8)
Ceding commissions receivable	(12.9)	—
Prepaid reinsurance premiums	(65.9)	(1.2)
Other assets	(12.5)	(3.7)
Provision for commission slide and cancellations	(15.2)	3.2
Fiduciary liabilities	10.8	8.7
Accrued expenses and other liabilities	19.6	2.0
Loss and loss adjustment expense reserves	90.1	1.9
Unearned premiums	66.2	9.9
Reinsurance premiums payable	50.9	1.4

Net cash used in operating activities	(69.2)	(22.9)
Cash flows from investing activities:
Capitalized internal use software costs	(5.5)	(4.3)
Purchase of intangible assets	(3.3)	—
Purchases of property and equipment	—	(0.2)
Purchases of investments	(7.1)	—
Maturities of investments	2.0	42.6
Sales of investments	3.7	26.7

Net cash (used in) provided by investing activities	(10.2)	64.8
Cash flows from financing activities:
Proceeds from Series D preferred stock, net of issuance costs	—	4.9
Proceeds from exercise of options	2.6	0.5
Payments of contingent consideration	(1.3)	(2.4)
Payments for reverse recapitalization and transaction costs	(4.1)	—

Net cash (used in) provided by financing activities	(2.8)	3.0

Net (decrease) increase in cash, cash equivalents, and restricted cash	(82.2)	44.9
Cash, cash equivalents, and restricted cash at the beginning of the period	492.4	42.1

Cash, cash equivalents, and restricted cash at the end of the period	$410.2	$87.0

Supplemental disclosures of non-cash financing and investing activities:
Convertible promissory notes issued for services	7.0	—
Unpaid transaction costs	1.1	—

See Notes to the Consolidated Financial Statements

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Hippo Holdings Inc. (f/k/a Hippo Enterprises Inc.) was originally incorporated under the name Reinvent Technology Partners Z (“RTPZ”) as a blank check company incorporated, a Cayman Islands exempted company, on October 2, 2020 for the purpose of effecting a merger, capital stock-exchange, asset acquisition, share purchase, reorganization, or similar business combination. On August 2, 2021, RTPZ domesticated as a Delaware corporation (the “Domestication”) and consummated the merger of RTPZ Merger Sub Inc. (“Merger Sub”), a Delaware corporation and subsidiary of RTPZ, with and into Hippo Enterprises Inc. (“Hippo”), a Delaware corporation (the “First Merger”), with Hippo surviving the Merger as a wholly owned subsidiary of Hippo Holdings, and, immediately following the First Merger, the merger of Hippo (as the surviving corporation of the First Merger) with and into Hippo Holdings, with Hippo Holdings surviving (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case pursuant to the terms of the Agreement and Plan of Merger, dated as of March 3, 2021, by and among RTPZ, Merger Sub and Hippo.

Hippo Enterprises Inc., the holding company, was incorporated in January 2019 in Delaware (together with its subsidiaries, the “Company”, “Hippo”, “we”, “us”, or “our”). On October 3, 2019, the Company completed a corporate re-organization (a common control transaction) to improve its overall corporate structure, in which it brought under its control Hippo Analytics Inc., which was incorporated in October 2015 in Delaware, along with Hippo Analytics Inc.’s other subsidiaries.

The Company provides property insurance brokerage services and underwrites insurance policies for customers. The Company’s subsidiaries are licensed insurance companies and agencies including a licensed insurance program manager, producers, and insurance carriers. The Company distributes insurance products and services (e.g., claims processing) through its innovative technology platform aiming to provide the best offering in market coverage and pricing. The Company offers its policies direct-to-consumer, or through licensed insurance agents. The insurance products offered through Hippo Analytics Inc. primarily include homeowners’ insurance against risks of fire, wind, and theft. The Company is licensed as an insurance agency in 50 states and the District of Columbia and currently underwrites and distributes policies in 36 states as a managing general agent. The Company’s headquarters are located in Palo Alto, California.

In August 2020, the Company acquired its largest insurance carrier partner, Spinnaker Insurance Company (“Spinnaker”). Spinnaker writes commercial and personal lines products and is a licensed property casualty carrier in all 50 states and the District of Columbia. Beginning in September 2020, in connection with the acquisition of Spinnaker, the Company also retains portions of direct insurance risk for programs underwritten by third parties. The amount of risk retention is varied across the different programs. In January 2020, the Company began assuming insurance risk of policies underwritten by Hippo through a wholly owned Cayman domiciled insurance captive, RH Solutions Insurance Ltd. (“RHS”).

Basis of Presentation and Consolidation

The accompanying interim consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and are consistent in all material respects with those applied in the Company’s financial statements for the year ended December 31, 2020 included in Reinvent Technology Partners Z prospectus on Form S-4/A filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2021. All intercompany transactions have been eliminated in consolidation. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The interim financial information is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth herein. Interim results are not necessarily indicative of the results for a full year.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no effect on previously reported revenue, expenses, net loss or the consolidate balance sheets.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include, but are not limited to, loss and loss adjustment expense (“LAE”) reserves, provision for commission slide and cancellations, reinsurance recoverable on paid and unpaid losses and LAE, the fair values of investments, common stock, share-based awards, preferred stock warrant liabilities, contingent consideration liabilities, embedded derivative liabilities, acquired intangible assets and goodwill, deferred tax assets and uncertain tax positions, and revenue recognition. The Company evaluates these estimates on an ongoing basis. These estimates are informed by experience and other assumptions that the Company believes are reasonable under the circumstances. Actual results may differ significantly from these estimates.

Recent Accounting Pronouncements

Emerging Growth Company

The Company currently qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, and is provided the option to adopt new or revised accounting guidance either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies.

In certain cases, as indicated below, management has exercised the opt out election when it determines it is preferable to take advantage of early adoption provisions offered within the applicable guidance.

Accounting Pronouncements Recently Adopted

Internal-Use Software

In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. The intent of this pronouncement is to align the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal use software as defined in ASC 350-40. ASU 2018-15 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this new guidance on a prospective basis on January 1, 2021. The adoption of this guidance did not have a material effect on the Company’s consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). Lessees will be required to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

meet the definition of a short-term lease). The liability will be equal to the present value of future lease payments. The asset will be based on the liability, subject to adjustment, such as for initial direct costs. For income statement purposes, a dual model was retained, requiring leases to be classified as either operating or finance leases. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). This ASU is effective for annual reporting periods beginning after December 15, 2021, and interim reporting periods beginning after December 15, 2022. The adoption of the new standard is expected to result in the recognition of lease liabilities and right-of-use assets as of January 1, 2022. The Company is evaluating the potential impact of this pronouncement.

In June 2016, the FASB issued ASU No. 2016-13, Financial instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), and subsequent related ASUs, which amends the guidance on the impairment of financial instruments by requiring measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for fiscal years, and for interim periods within the fiscal years, beginning after December 15, 2022. The Company is currently evaluating the impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This ASU will be effective for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2020. ASU 2019-12 will be effective for private entities for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2020, with early adoption permitted. The Company expects to adopt ASU 2019-12 under the private company transition guidance beginning January 1, 2022 and does not expect the adoption of this standard to have a material impact on the Company’s consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the timing of adoption and the impact on the consolidated financial statements.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

2. Investments

The amortized cost and fair value of fixed maturities securities are as follows (in millions):

	June 30, 2021
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities available-for-sale:
U.S. government and agencies	10.0	—	—	10.0
States, and other territories	5.9	—	—	5.9
Corporate securities	18.5	—	(0.1)	18.4
Foreign securities	0.3	—	—	0.3
Residential mortgage-backed securities	10.7	—	(0.1)	10.6
Commercial mortgage-backed securities	5.1	—	(0.1)	5.0
Asset backed securities	6.4	—	—	6.4

Total	$56.9	$—	$(0.3)	$56.6

	December 31, 2020
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities available-for-sale:
U.S. government and agencies	10.1	—	—	10.1
States, and other territories	5.1	—	—	5.1
Corporate securities	17.4	—	—	17.4
Foreign securities	0.8	—	—	0.8
Residential mortgage-backed securities	12.9	—	—	12.9
Commercial mortgage-backed securities	5.4	0.1	—	5.5
Asset backed securities	4.2	—	—	4.2

Total	$55.9	$0.1	$—	$56.0

As of June 30, 2021, no securities have been in a continuous unrealized loss position for greater than 12 months. There were no other-than-temporary impairments recognized for the three month periods ended June 30, 2021 and 2020.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The amortized cost and fair value of fixed maturities securities by contractual maturity are as follows (in millions):

	June 30, 2021
	Amortized Cost	Fair Value
Due to mature:
One year or less	$9.3	$9.3
After one year through five years	21.1	21.1
After five years	4.2	4.1
After ten years	0.1	0.1
Residential mortgage-backed securities	10.7	10.6
Commercial mortgage-backed securities	5.1	5.0
Asset backed securities	6.4	6.4

Total fixed maturities available-for-sale	$56.9	$56.6

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Net realized gains on fixed maturity securities and short-term investments were insignificant for the periods ended June 30, 2021 and 2020, respectively.

The Company’s net investment income is comprised of the following (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Fixed maturities income	$0.1	$0.2	$0.2	$0.6

Total gross investment income	0.1	0.2	0.2	0.6
Investment expenses	—	—	—	—

Net investment income	$0.1	$0.2	$0.2	$0.6

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Pursuant to certain regulatory requirements, the Company is required to hold assets on deposit with various state insurance departments for the benefit of policyholders. These special deposits are included in fixed maturities, available-for-sale on the consolidated balance sheets. The following table reflects special deposits (in millions):

	June 30, 2021
	Amortized Cost	Fair Value
State
Illinois	$1.6	$1.6
Colorado	1.5	1.5
Nevada	0.2	0.2
North Carolina	0.3	0.3
Virginia	0.3	0.4
New Mexico	0.3	0.4
New York	3.1	3.1
Vermont	0.3	0.3
Massachusetts	0.1	0.1
Florida	0.3	0.3
Georgia	0.1	0.1

Total states	$8.1	$8.3

3. Cash, Cash Equivalents, and Restricted Cash

The following table sets forth the cash, cash equivalents, and restricted cash (in millions):

	June 30, 2021	December 31, 2020
Cash and cash equivalents:
Cash	$126.2	$56.7
Money market funds	237.9	372.1
Treasury bills	—	23.5

Total cash and cash equivalents	364.1	452.3

Restricted cash:
Fiduciary assets	28.0	12.1
Letters of credit and cash on deposit	18.1	28.0

Total restricted cash	46.1	40.1

Total cash, cash equivalents, and restricted cash	$410.2	$492.4

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

4. Fair Value Measurement

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value on a recurring basis (in millions):

	June 30, 2021
	Level 1	Level 2	Level 3	Total
Financial assets:
Cash equivalents:
Money market funds	237.9	$—	$—	$237.9

Total cash equivalents	$237.9	$—	$—	$237.9

Fixed maturities available-for-sale:
U.S. government and agencies	$10.0	$—	$—	$10.0
States, and other territories	—	5.9	—	5.9
Corporate securities	—	18.4	—	18.4
Foreign securities	—	0.3	—	0.3
Residential mortgage-backed securities	—	10.6	—	10.6
Commercial mortgage-backed securities	—	5.0	—	5.0
Asset backed securities	—	6.4	—	6.4

Total fixed maturities available-for-sale	10.0	46.6	—	56.6

Total financial assets	$247.9	$46.6	$—	$294.5

Financial liabilities:
Derivative liability on convertible promissory notes	$—	$—	$162.6	$162.6
Contingent consideration liability	—	—	11.6	11.6
Preferred stock warrant liabilities	—	—	137.5	137.5

Total financial liabilities	$—	$—	$311.7	$311.7

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Financial assets:
Cash equivalents:
Money market funds	$372.1	$—	$—	$372.1
Treasury Bills	23.5	—	—	23.5

Total cash equivalents	$395.6	$—	$—	$395.6

Fixed maturities available-for-sale:
U.S. government and agencies	$10.1	$—	$—	$10.1
States, and other territories	—	5.1	—	5.1
Corporate securities	—	17.4	—	17.4
Foreign securities	—	0.8	—	0.8
Residential mortgage-backed securities	—	12.9	—	12.9
Commercial mortgage-backed securities	—	5.5	—	5.5
Asset backed securities	—	4.2	—	4.2

Total fixed maturities available-for-sale	$10.1	$45.9	$—	$56.0

Total financial assets	$405.7	$45.9	$—	$451.6

Financial liabilities:
Derivative liability on convertible promissory notes	$—	$—	$113.3	$113.3
Contingent consideration liability	—	—	12.0	12.0
Preferred stock warrant liabilities	—	—	22.9	22.9

Total financial liabilities	$—	$—	$148.2	$148.2

The Company’s policy is to recognize transfers into and transfers out of fair value hierarchy levels at the end of each reporting period. During the six months ended June 30, 2021 and December 31, 2020 there were no transfers between levels in the fair value hierarchy.

Preferred Stock Warrant Liabilities

The table below presents changes in the preferred stock warrant liability valued using Level 3 inputs (in millions):

	2021	2020
Balance as of January 1,	$22.9	$6.7
Changes in fair value	114.6	4.1

Balance as of June 30,	$137.5	$10.8

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Contingent Consideration

The contingent consideration is re-valued to fair value at the end of each reporting period using the present value of future payments based on an estimate of revenue and customer renewals of the acquiree. There is no limit to the maximum potential contingent consideration as the consideration is based on acquired customer retention. The table below presents the changes in the contingent consideration liability valued using Level 3 inputs (in millions):

	2021	2020
Balance as of January 1,	$12.0	$13.8
Payments of contingent consideration	(1.7)	(3.2)
Changes in fair value	1.3	—

Balance as of June 30,	$11.6	$10.6

Derivative liability on notes

The embedded derivative liabilities on the issued and outstanding convertible promissory notes are re-valued to the current fair value at the end of each reporting period using the income-based approach based on the with or without 10% discount basis. As of June 30, 2021, the expected time to conversion used in the valuation was 0.1-2.9 years. The table below presents the changes in derivative liability on convertible promissory notes valued using Level 3 inputs (in millions):

2021
Balance as of January 1,	$113.3
Initial measurement of new derivative	2.8
Changes in fair value	46.5

Balance as of June 30,	$162.6

5. Intangible Assets

		June 30, 2021			December 31, 2020
	Weighted- Average Useful Life Remaining (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
		(in millions)			(in millions)
Agency and carrier	7.9	$13.5	$(0.9)	$12.6	$13.5	$(0.1)	$13.4
State licenses and domain name	Indefinite	10.5	—	10.5	7.1	—	7.1
Customer relationships	3.8	13.2	(4.9)	8.3	13.2	(3.8)	9.4
Developed technology	1.3	3.6	(2.0)	1.6	3.6	(1.4)	2.2
VOBA	1.2	0.1	—	0.1	0.1	—	0.1
Other	7.1	1.9	(0.4)	1.5	1.9	(0.2)	1.7

Total intangible assets, net		$42.8	$(8.2)	$34.6	$39.4	$(5.5)	$33.9

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Amortization expense related to intangible assets was $2.7 million and $1.8 million for the six months ended June 30, 2021 and 2020, respectively, and is included in technology and development expenses for developed technology, sales and marketing expenses for customer relationships, agency relationships, carrier relationships and other. Amortization expense related to value of business acquired (VOBA) is included in general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss.

6. Accrued Expenses and Other Liabilities

	June 30, 2021	December 31, 2020
	(in millions)
Accrued wages and commissions	$7.0	$5.0
Deferred revenue	7.2	1.7
Advances from customers	9.6	4.4
Accrued licenses and taxes	3.0	2.5
Accrued transaction cost	1.1	—
Accrued interest	0.9	0.8
Other	17.2	11.3

Total accrued expenses and other liabilities	$46.0	$25.7

7. Loss and Loss Adjustment Expense Reserves

The reconciliation of the beginning and ending reserve balances for losses and loss adjustment expenses, net of reinsurance is summarized as follows for the six months ended June 30, (in millions):

	2021	2020
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE as of beginning of the period	$105.1	$—
Reinsurance recoverables on unpaid losses	(92.1)	—

Reserve for losses and LAE, net of reinsurance recoverables as of beginning of the period	13.0	—
Add: Incurred losses and LAE, net of reinsurance, related to:
Current year	39.0	5.3
Prior years	(0.3)	(0.1)

Total incurred	38.7	5.2
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	(19.5)	(3.3)
Prior year	(5.1)	—

Total paid	(24.6)	(3.3)
Reserve for losses and LAE, net of reinsurance recoverables at end of period	27.1	1.9
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	168.1	—

Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE as of end of the period	$195.2	$1.9

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Included in the Loss and LAE for the six months ended June 30, 2021 are losses related to weather-related loss experience, including the Texas winter storm in February 2021 and the wind and hail storms in April 2021.

Net incurred losses and LAE experienced favorable development of $0.3 million and 0.1 million for the six months ended June 30, 2021 and 2020, respectively. These changes are generally a result of ongoing analysis of recent loss development trends. Loss and LAE are updated as additional information becomes known.

Unpaid loss and LAE includes anticipated salvage and subrogation recoverable. The amount of anticipated salvage and subrogation recoverable is insignificant as of June 30, 2021.

8. Reinsurance

The Company has entered into quota share and excess of loss contracts, which may have catastrophe exposure. The Company is not relieved of its primary obligations to policyholders in the event of a default or the insolvency of its reinsurers, therefore a credit exposure exists to the extent that any reinsurer fails to meet its obligations in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and, in certain circumstances, holds substantial collateral (in the form of letters of credit, trusts and funds withheld) as security under the reinsurance agreements. No amounts have been recorded in the three and six months ended June 30, 2021 and 2020 for amounts anticipated to be uncollectible or for the anticipated failure of a reinsurer to meet its obligations under the contracts.

For its primary reinsurance treaty incepting in 2021, the Company secured quota share reinsurance from a diverse panel of nine third-party reinsurers with A.M. Best ratings of A- or better. A total of approximately 11% of the risk was retained either by Spinnaker or Hippo’s captive, RHS, which aligns interests with third-party reinsurers. Two of the reinsurers, representing approximately one third of the program, are three-year agreements.

The following tables reflect amounts affecting the statements of operations and comprehensive loss for ceded reinsurance for the three and six months ended June 30, 2021 and 2020 (in millions):

	For the Three Months Ended June 30,
	2021			2020
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Direct	$129.3	$83.9	$135.7	$—	$—	$—
Assumed	(0.7)	3.2	4.8	5.5	3.1	3.3

Gross	128.6	87.1	140.5	5.5	3.1	3.3
Ceded	(116.4)	(76.9)	(119.1)	—	(0.6)	—

Net	$12.2	$10.2	$21.4	$5.5	$2.5	$3.3

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

	For the Six Months Ended June 30,
	2021			2020
	Written premiums	Earned premiums	Loss and LAE incurred	Written premiums	Earned premiums	Loss and LAE incurred
Direct	$224.3	$154.9	$276.1	$—	$—	$—
Assumed	3.4	6.6	10.1	14.7	4.8	5.2

Gross	227.7	161.5	286.2	14.7	4.8	5.2
Ceded	(208.4)	(142.5)	(247.5)	(2.0)	(0.8)	—

Net	$19.3	$19.0	$38.7	$12.7	$4.0	$5.2

9. Convertible Promissory Notes and Derivative Liability

In February 2021, the Company issued an additional convertible promissory note of $7.0 million that matures in February 2024 for management services provided. The convertible promissory notes bear interest at 2.5% compounded semi-annually. If conversion event has not occurred, this annual interest rate will automatically increase by 2.5% up to 7.5% after certain periods specified in the Purchase Agreement. After 15 months from issuance, if a conversion event has not occurred, interest shall accrue at 5% per annum, compounding semi-annually, unless the Company has filed an S-1 or signed a letter of intent or definitive agreements with respect to a qualified private round or public issuer merger, in which case the interest rate increase to 5% shall apply after 21 months from issuance, provided a conversion on event has not occurred. With a prior written consent from the investor, the Company may repay the convertible promissory notes and interest, in whole or in part, any time in cash before the maturity date without a prepayment penalty. The convertible promissory notes contain an embedded derivative.

The fair value of the embedded derivative upon issuance of this note was $2.8 million. Interest expense is accreted on the convertible promissory notes between issuance and maturity dates with the expectation that principal and interest are likely to be settled in shares of common stock of the Company at a variable conversion price calculated at 90% of trade price of common stock of the Company. For additional information on derivative liability, refer to Note 4 of these interim consolidated financial statements.

As of June 30, 2021, the Company had aggregate outstanding convertible promissory notes of $299.0 million, net of $90.2 million of debt discount and issuance costs, with varying maturities. As of December 31, 2020, the Company had aggregate outstanding convertible promissory notes of $273.0 million, net of $104.5 million of debt discount and issuance costs.

10. Commitments and Contingencies

Operating Leases

The Company leases office space under non-cancelable operating leases with various expiration dates through 2029. Rent expense, which is recognized on a straight-line basis over the lease term, for the three and six months ended June 30, 2021 were $0.7 million and $1.5 million, respectively and for the three and six months ended June 30, 2020 were $0.7 million and $1.4 million, respectively.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Litigation

On June 4, 2021, Nicholas Kalair filed a putative class action complaint against Hippo in the U.S. District Court, Northern District of California, alleging violations of the Telephone Consumer Protection Act, individually and on behalf of a putative nationwide class of individuals who received calls or voice messages from Hippo or its agents in the four years prior to the filing of the complaint. Plaintiff voluntarily dismissed the lawsuit without prejudice on July 23, 2021.

11. Convertible Preferred Stock

There was no change in preferred stock during the six month period ended June 30, 2021 (in millions, except for share and per share data).

	June 30, 2021
	Issuance Price Per Share	Authorized Shares	Shares Issued and Outstanding	Net Carrying Value	Liquidation Preference

Preferred A-1 Stock	$0.56965	5,889,829	5,889,829	$3.4	$3.4
Preferred A-2 Stock	1.57432	7,015,787	6,987,125	10.9	11.0
Preferred B Stock	3.59757	6,949,142	6,949,142	24.9	25.0
Preferred C Stock	7.04471	9,936,529	9,936,528	56.1	70.0
Preferred C-1 Stock	11.74119	2,465,454	—	—	—
Preferred D Stock	15.16420	6,594,479	6,594,479	99.8	100.0
Preferred E Stock	19.66420	7,628,090	7,628,075	149.7	150.0

Total		46,479,310	43,985,178	$344.8	$359.4

Preferred Stock Warrant Liabilities

In connection with obtaining a line of credit in March 2017, the Company issued 28,662 warrants to purchase Series A-2 Preferred Stock. The warrants vested immediately and are exercisable up to March 13, 2027. In case the Company completes its IPO, within the three-year period immediately prior to the expiration date, the expiration date will automatically be extended to three years from the IPO date.

In connection with the issuance of Series C Preferred Stock, in October 2018, the Company issued to an investor 2,465,454 warrants to purchase Series C-1 Preferred Stock. The warrants are exercisable upon vesting. In April 2020, the warrants were fully vested. The warrants will expire at the earliest of a deemed liquidation event, stock sale, IPO, or October 25, 2022.

The preferred stock warrant liability is remeasured at each reporting period end with changes in fair value upon remeasurement being recorded within interest and other expense in the consolidated statements of operations and comprehensive loss. See Note 4 for additional information on the fair value of preferred stock warrant liability.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The Company used the Black-Scholes-Merton option-pricing model, which incorporates assumptions and estimates, to value the preferred stock warrants. Estimates and assumptions impacting the fair value measurement include the fair value per share of the underlying shares of the Company’s Series A-2 and Series C-1 convertible preferred stock, risk free interest rate, expected dividend yield, expected volatility of the price of the underlying preferred stock, and an expected term of the preferred stock warrants.

The most significant assumption impacting the fair value of the preferred stock warrants is the fair value of the Series A-2 and C-1 Preferred Stock as of each remeasurement date. The Company determined the fair value per share of the underlying preferred stock by taking into consideration the most recent sales of its preferred stock, results obtained from third-party valuations, and additional factors that were deemed relevant.

The following assumptions were used in determining fair value of the convertible preferred stock warrant liabilities:

	June 30, 2021	December 31, 2020
Fair value of Series A-2 Preferred Stock	$66.64	$18.25
Fair value of Series C-1 Preferred Stock	$66.74	$20.09
Exercise price A-2 Preferred Stock	$1.57	$1.57
Exercise price C-1 Preferred Stock	$11.74	$11.74
Expected term (in years)	1.3-5.7	1.8-6.2
Expected volatility	26.6%-29.1%	29.0%-40.7%
Risk-free interest rate	0.1%-1.1%	0.1%-0.5%
Expected dividend yield	— %	— %

The following convertible preferred stock warrants were outstanding with the related fair values (in millions, except for share and per share data):

		June 30, 2021		December 31, 2020
Series	Exercise Price Per Share	Warrant Shares Outstanding	Fair Value	Warrant Shares Outstanding	Fair Value
A-2	$1.57	28,662	$1.9	28,662	$0.5
C-1	11.74	2,465,454	135.6	2,465,454	22.4

Total		2,494,116	$137.5	2,494,116	$22.9

12. Stockholders’ Deficit

Common Stock

The Company’s Certificate of Incorporation, as amended and restated, authorizes the Company to issue up to 83,830,000 shares of common stock with par value of $0.000001 per share. Each share of common stock is entitled to one vote. The holders of the common stock are also entitled to receive dividends whenever funds are legally available and when declared by the board of directors. No dividends have been declared or paid since inception.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The Company had reserved shares of common stock for future issuance as follows:

	June 30, 2021	December 31, 2020
Convertible preferred stock	43,985,178	43,985,178
Warrants to purchase preferred stock	2,494,116	2,494,116
Warrants to purchase common stock	9,476,102	9,476,102
Common stock options outstanding	9,449,400	10,382,771
Shares available for future grant of equity awards	2,617,273	2,627,921

Total	68,022,069	68,966,088

Common Stock Warrants

There was no change in the number of common stock warrants issued during the three and six month period ended June 30, 2021. The following common stock warrants were outstanding as of June 30, 2021:

Issue Date	Exercise Price Per Share	Number of Warrants	Expiration Date	Outstanding as of June 30, 2021
December 11, 2017	$0.01	4,738,051	December 31, 2022	4,738,051
February 19, 2018	$0.01	4,738,051	August 19, 2022	4,738,051

Share-Based Compensation Plan

Adopted in 2019 and replacing the 2016 Stock Option and Grant Plan, the 2019 Stock Option and Grant Plan (“the 2019 Stock Plan”) provides for the direct award or sale of shares, the grant of options to purchase shares and the grant of restricted stock units (“RSUs”) to employees, consultants, and outside directors of the Company. Stock options under the plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”), with an exercise price of not less than 100% of fair market value on the grant date, with a term less than or equal to ten years. The vesting period of each option and RSU shall be as determined by a committee of the Company’s board of directors but is generally over four years.

Stock Options

The following table summarizes option activity under the plan:

	Options Outstanding		Weighted-Average Remaining	Aggregate Intrinsic
	Number of Shares	Weighted Average Exercise Price	Contract Term (In Years)	Value (In Millions)

Outstanding as of January 1, 2021	10,382,771	$4.88	8.90	$108.9
Granted	569,350	25.44
Exercised	(846,674)	2.56
Forfeited	(649,324)	6.67
Expired	(6,723)	3.95

Outstanding as of June 30, 2021	9,449,400	$6.20	8.55	$547.0

Vested and exercisable as of June 30, 2021	1,555,878	$4.27	8.01	$93.0

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The aggregate intrinsic value of options exercised during the six months ended June 30, 2021 and 2020 was $52.8 million and $2.0 million, respectively, and is calculated based on the difference between the exercise price and the fair value of the Company’s common stock as of the exercise date. The weighted-average grant date fair value of options granted during the six months ended June 30, 2021 and 2020 was $19.90 and $1.80 per share, respectively.

Total unrecognized compensation cost of $32.1 million as of June 30, 2021 is expected to be recognized over a weighted-average period of 3.1 years.

Valuation Assumptions of Stock Options

The fair value of granted stock options was estimated as of the date of grant using the Black-Scholes-Merton option-pricing model, based on the following inputs:

	June 30, 2021	December 31, 2020
Expected term (in years)	5.8 - 6.1	5.6 - 6.1
Expected volatility	29.7% - 30.1%	22.6% - 29.9%
Risk-free interest rate	0.6% - 1.0%	0.3% - 1.6%
Expected dividend yield	—%	—%

Each of these inputs is subjective and generally requires significant judgment to determine.

Expected Term – The expected term represents the period that the Company’s share-based awards are expected to be outstanding. The Company has opted to use the simplified method for estimating the expected term of options, hereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option (generally 10 years).

Expected Volatility – Due to the Company’s limited operating history and a lack of company specific historical and implied volatility data, the Company has based its estimate of expected volatility on the historical volatility of a group of peer companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the share-based awards.

Risk-Free Interest Rate – The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the grant’s expected term.

Expected Dividend Yield – The Company has never paid dividends and does not currently expect to pay dividends.

Early Exercises of Stock Options

At June 30, 2021 and December 31, 2020, the Company had $2.5 million and $2.5 million, respectively, recorded in accrued expenses and other liabilities related to early exercises of stock options, and the related number of unvested shares subject to repurchase was 345,625 and 345,000, respectively.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

Total share-based compensation expense, classified in the accompanying consolidated statements of operations and comprehensive loss was as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Losses and loss adjustment expenses	$0.1	$—	$0.1	$—
Insurance related expenses	—	—	0.1	0.1
Technology and development	0.5	0.2	1.0	0.4
Sales and marketing	1.2	0.2	2.1	0.4
General and administrative	1.0	0.5	2.0	0.9

Total share-based compensation expense	$2.8	$0.9	$5.3	$1.8

13. Income Taxes

The consolidated effective tax rate was (0.1)% and (0.1)% for the six months ended June 30, 2021 and 2020, respectively. The difference between these rates and the U.S. federal income tax rate of 21% was primarily due to a full valuation allowance against the Company’s net deferred tax assets.

The Company did not have an unrecognized tax benefit as of June 30, 2021 and 2020. No interest or penalties were incurred during the six months ended June 30, 2021 and 2020.

14. Net Loss Per Share Attributable to Common Stockholders

Net loss per share attributable to common stockholders was computed as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to Hippo - basic and diluted (in millions)	$(84.5)	$(24.8)	$(279.8)	$(48.7)

Denominator:
Weighted-average shares used in computing net loss per share attributable to Hippo — basic and diluted	14,134,399	12,360,596	13,968,160	12,236,471

Net loss per share attributable to Hippo — basic and diluted	$(5.98)	$(2.01)	$(20.03)	$(3.98)

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been antidilutive are as follows:

	As of June 30,
	2021	2020
Convertible preferred stock (on an as if converted basis)	43,985,178	36,330,613
Outstanding options	9,741,833	8,141,970
Warrants to purchase common shares	4,800,551	4,738,051
Warrants to purchase preferred shares	2,494,116	2,494,116
Common stock subject to repurchase	1,713,658	1,366,513
Convertible notes	21,603,512	—

Total	84,338,848	53,071,263

15. Geographical Breakdown of Gross Written Premium

Gross written premium (“GWP”) by state is as follows (in millions):

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP
State
Texas	$39.9	31.0%	$4.0	72.7%	$72.9	32.0%	$10.9	74.1%
California	22.8	17.7%	—	—%	41.6	18.3%	—	—%
Florida	8.6	6.7%	—	—%	14.4	6.3%	—	—%
Georgia	5.6	4.4%	0.2	3.6%	9.8	4.3%	0.4	2.7%
Illinois	4.5	3.5%	0.3	5.5%	7.6	3.3%	0.7	4.8%
Missouri	3.5	2.7%	0.2	3.6%	5.9	2.6%	0.5	3.4%
Colorado	3.1	2.4%	—	—%	5.7	2.5%	—	—%
Arizona	2.9	2.3%	—	—%	5.3	2.3%	—	—%
New Jersey	2.3	1.8%	—	—%	4.5	2.0%	—	—%
Ohio	2.8	2.2%	0.2	3.6%	4.8	2.1%	0.5	3.4%
Other	32.6	25.3%	0.6	10.9%	55.2	24.2%	1.7	11.6%

Total	$128.6	100%	$5.5	100%	$227.7	100%	$14.7	100%

16. Related Party

Hippo has agreements with multiple Comcast entities and affiliated funds who are beneficial owners of more than 5% of outstanding Hippo stock. Hippo incurred expenses of $1.3 million and $2.3 million, during the three and six months ended June 30, 2021, respectively, and $1.7 million and $3.1 million, during the three and six months ended June 30, 2020, respectively, related to these marketing and consulting agreements.

HIPPO HOLDINGS INC.

Notes to Consolidated Financial Statements

(Unaudited)

17. Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through August 16, 2021, the date these consolidated financial statements are available to be issued.

The Company filed a Report on Form 8-K on July 30, 2021, describing subsequent events relating to the shareholders meeting and proposal as presented and voted on July 29, 2021.

On July 29, 2021, 19,261,380 of the RTPZ’s Class A ordinary shares amounting to $192.6 million were presented for redemption in connection with the Business Combination. These redemptions were completed, and amount settled with the shareholders.

On August 2, 2021, RTPZ and Hippo Enterprises Inc. closed Business Combination and on August 3, 2021 Hippo Holdings common stock and warrants begin publicly trading on The New York Stock Exchange under the new symbols “HIPO” and “HIPO.WS”, respectively.

On August 2, 2021, the Company issued, in the aggregate, 55,000,000 shares of its common stock to investors at $10.00 per share for aggregate consideration of $550.0 million (the “PIPE Investment”).

On August 5, 2021, the Company filed a Report on Form 8-K describing subsequent events related to the Business Combination and PIPE Investment.

There were no other items identified in the period subsequent to the consolidated financial statement date that required adjustment or disclosure.